UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

CONSORTEUM HOLDINGS, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-53153 (Commission File Number)	45-2671583 (IRS Employer Identification No.)

101 Church Street, Suite 14 Los Gatos, California (Address of principal executive offices)	95030 (Zip Code)

(408) 596-0297 Registrant’s telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective September 16, 2011, Consorteum Holdings, Inc. (the “Company”) dismissed SF Partnership, LLP (“SF Partnership”) as its independent auditors.  The decision to change auditors was approved by the Company’s Board of Directors.

None of the reports of SF Partnership on the Company’s financial statements for either of the past two fiscal years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the fiscal years ended June 30, 2009 and 2010 included an explanatory paragraph describing the uncertainty as to the Company’s ability to continue as a going concern.  Further, there were no disagreements with SF Partnership on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of SF Partnership would have caused SF Partnership to make reference to the matter in their reports.

Effective September 19, 2011, the Company’s Board of Directors appointed Sherb & Co., LLP (“Sherb & Co.”) as its new registered independent certified public accounting firm.  Sherb & Co. is located at 805 Third Avenue, New York, New York 10022.

The Company provided a copy of this disclosure to SF Partnership and requested SF Partnership to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether SF Partnership agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of SF Partnership’s response is included as an exhibit to this Current Report.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

16.1	Letter dated September 16, 2011 from SF Partnership regarding the statements made by the Company in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 23, 2011	CONSORTEUM HOLDINGS, INC.,
a Nevada corporation

/s/ Joseph R. Cellura
By: Joseph R. Cellura
Its: Chief Executive Officer